Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-20083, 333-47534, 333-118374, 333-87573, and 333-120545), Form S-4 (No. 333-104818) and Form S-8 (Nos. 333-65516, 333-44820, 333-38312, 333-37656, and 333-72117) of Old National Bancorp of our report dated March 8, 2006 relating to the financial statements, which appears in this Form 10-K.
Chicago, Illinois
February 25, 2008